RESTATED CERTIFICATE OF FORMATION

OF

RECORDED BOOKS, LLC

RECORDED BOOKS, LLC, a limited liability company organized and existing under the laws of the State of Delaware (the "LLC"), hereby certifies as follows:

1. The present name of the LLC is "Recorded Books, LLC".

2. The original Certificate of Formation of the LLC was filed with the Secretary of State of the State of Delaware on September 7, 1999 (the "Original Certificate"). The name under which the Original Certificate was originally filed was "RBI Acquisitions, LLC".

3. This Restated Certificate of Formation ("Certificate") was made and filed pursuant to an order of the United States Bankruptcy Court, District of Delaware, dated February 24, 2010, in In re: Haights Cross Communications, Inc., *et al.*, Case No. 10-10062 (BLS), under chapter 11 of title 11 of the United States Code and in accordance with the Delaware Limited Liability Company Act, 6 Del. C. § 18-208, as amended from time to time.

4. This Certificate hereby restates and integrates and does not further amend the Original Certificate, as theretofore amended or supplemented, and there is no discrepancy between the Original Certificate, as theretofore amended or supplemented, and the Certificate.

5. The text of the Original Certificate is hereby restated in its entirety to read as follows:

FIRST: The name of the limited liability company formed hereby is Recorded Books, LLC.

SECOND: The address of the registered office of the LLC in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, in the city of Wilmington, New Castle County, Delaware.

THIRD: The name and address of the registered agent for service of process of the LLC in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, in the city of Wilmington, New Castle County, Delaware.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the LLC has caused this Restated Certificate of Formation to be duly executed in its corporate name by the undersigned on this 11th day of March, 2010.

RECORDED BOOKS, LLC

By: Haights Cross Operating Company,
Its Sole Member

By: /s/ Mark Kurtz
Name: Mark Kurtz
Title: Senior Vice President and Secretary

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